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                                    EXHIBIT 5

                    OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                 June 26, 2002

Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California 95134-1706

               Re: Cisco Systems, Inc. - Registration Statement for Offering of 15,000,000 Shares of Common Stock

Dear Ladies and Gentlemen:

               We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 15,000,000 shares of the Company's common stock reserved for issuance under the Company's International Employee Stock Purchase Plan (the "International Purchase Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and amendment of the International Purchase Plan. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of duly authorized stock purchase rights under the International Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the International Purchase Plan, or the shares of the Company's common stock issuable under such plan.

                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP